UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Supplement No. 1)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐ Definitive Proxy Statement

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☐ Soliciting Materials under § 240.14a-12

CHIQUITA BRANDS INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

CAVENDISH GLOBAL LIMITED
CAVENDISH ACQUISITION CORPORATION
BURLINGTON UK LTD
ERICHTON INVESTMENTS LTD.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECIAL MEETING OF SHAREHOLDERS
OF
CHIQUITA BRANDS INTERNATIONAL, INC.
TO BE HELD ON OCTOBER 3, 2014

SUPPLEMENT NO. 1 TO THE
AMENDED AND RESTATED PROXY STATEMENT
OF
CAVENDISH GLOBAL LIMITED
CAVENDISH ACQUISITION CORPORATION
BURLINGTOWN UK LTD
ERICHTON INVESTMENTS LTD.

This Supplement No. 1 is a supplement to the definitive proxy statement of Cavendish Global Limited, Cavendish Acquisition Corporation, Burlingtown UK LTD and Erichton Investments Ltd. (“Cutrale-Safra”) filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2014, as previously amended on September 2, 2014, amended and restated on September 22, 2014 and further amended and restated on September 25, 2014, in connection with Cutrale-Safra’s solicitation of proxies to be used at the special meeting (the “October 3 Special Meeting”) of shareholders of Chiquita Brands International, Inc., a New Jersey corporation (“Chiquita”) on October 3, 2014.

On September 26, 2014, Chiquita and Fyffes plc (“Fyffes”) announced an amendment to the transaction agreement between Chiquita and Fyffes (the “Fyffes Transaction Agreement”) pursuant to which, among other things, upon completion of the proposed combination of Chiquita and Fyffes, Chiquita shareholders would own approximately 59.6% of ChiquitaFyffes, an increase from 50.7% under the unamended Fyffes Transaction Agreement, and Fyffes shareholders would own approximately 40.4% of ChiquitaFyffes, on a fully diluted basis.  Chiquita concurrently announced that the October 3 Special Meeting will be adjourned to October 24, 2014.

In light of this announcement, Cutrale-Safra expects that at the October 3 Special Meeting Chiquita will move for an adjournment of the October 3 Special Meeting to October 24, 2014 and does not expect Chiquita to move for approval of the amended Fyffes Transaction Agreement.  Accordingly, with respect to the October 3 Special Meeting, if Chiquita makes a motion for an adjournment to October 24, 2014, Cutrale-Safra will vote all the unrevoked proxies that it holds as directed on the applicable proxy card.  If any motion is made at the October 3 Special Meeting other than a motion for adjournment as described above or for any other proposal expressly addressed in the definitive proxy statement filed by Chiquita with the SEC, Cutrale-Safra (i) will abstain from voting on such proposal unless such proposal adversely affects the interests of Cutrale-Safra as determined by Cutrale-Safra in its sole discretion, in which event Cutrale-Safra will vote on such proposal in its discretion, and (ii) reserves the right to take all other actions, including legal actions, against Chiquita.

***

Cutrale-Safra, their respective directors, executive officers and certain employees, and Burlingtown and Erichton, may be deemed, under rules of the SEC, to be participants in the solicitation of proxies from Chiquita shareholders in connection with Chiquita’s Special Meeting. Information about the interests in Chiquita of Cutrale-Safra and their respective directors, executive officers and employees are set forth in the definitive proxy statement that was filed with the SEC on August 28, 2014, as previously amended (the “Cutrale-Safra Proxy”), to which proxy statement this filing is a supplement.

Investors are urged to read this filing together with the Cutrale-Safra Proxy which is available now, and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. The Cutrale-Safra Proxy, and any other documents filed by Cutrale-Safra with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. The Cutrale-Safra Proxy and such other documents may also be obtained free of charge by contacting Innisfree at: (212) 750-5833 or 501 Madison Avenue, 20th Floor, New York, New York 10022.